SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                   FORM 8-K

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) December 7, 2000
                              (December 6, 2000)


                        STORAGE TECHNOLOGY CORPORATION

            (Exact Name of Registrant As Specified In Its Charter)


       Delaware                      1-7534                     84-0593263
(State or jurisdiction            (Commission                 (IRS Employer
  of incorporation)                File Number)             Identification No.)




             One StorageTek Drive, Louisville, Colorado 80028-4309

               (Address of Principal Executive Offices) (Zip Code)


          Registrant's telephone number, including area code (303) 673-5151



                                Not applicable

         (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events.

StorageTek(TM) (Storage Technology Corp.) (NYSE: STK - NEWS) today announced the selection of Michael R. McLay, 41, as vicepresident, U.S./Canada Sales and Service. McLay's previous position at StorageTek was vice president and general manager, Central Region, a position he has held since January 2000. The appointment is effective immediately.

McLay succeeds Susan Bailey who has announced her departure to explore other business opportunities. McLay will report to Pat Martin, StorageTek chairman, president and CEO, and will be responsible for all direct and indirect sales and technical support services for U.S. and Canada.

Previously, McLay was president of StorageTek Canada. McLay has been an employee of StorageTek for 18 years and has more than 20 years experience in sales, marketing, operational management and new business development in the high-technology industry. In his most recent position, as vice president and general manager of the Central Region, McLay was responsible for StorageTek's presence in 15 states and all of Canada.

``Susan Bailey is an outstanding individual and we appreciate her contributions and energy,'' said Martin.``Susan leaves behind a solid organization, which, with Michael's leadership, will continue the many successes, disciplines and processes she put in place during her tenure here. These include initiatives that have proven beneficial to the company, such as building a sales organization to concentrate on emerging areas of opportunity in growth market segments, increasing efficiencies through an enhanced channel engagement model, and a number of key process improvements. We wish her well in her future endeavors.''

Bailey commented, ``The storage industry has evolved tremendously over the past several years, and there is incredible opportunity for StorageTek to grow with its new strategic direction. While at StorageTek, I have been privileged to work with an outstanding leadership team that included Michael McLay. He is an excellent choice to carry forward the initiatives we implemented this year, and to steward the company's U.S./Canada sales and service organization going forward. The company is uniquely positioned to capitalize on the explosive growth of digital information and associated growth of data storage.''

``I am very pleased to accept the challenge and the excitement of this new position,'' said McLay. ``As Pat Martin said in our strategic announcements, we will focus on excellence in execution and will simplify our business. We will continue to grow, and to attract the best talent in the industry. StorageTek will be the leader in storage solutions providing tape and tape automation, storage networking and virtualization utilizing tape and disk technologies across all platforms. I look forward to driving our future success.''

Martin said Bailey will assist fully in McLay's transition.

About StorageTek

StorageTek is the only global information storage provider to use ``Open, Intelligent and Integrated''(TM) solutions to promote the efficient use of critical information and remove the information management constraints that inhibit business growth. Our competencies -- tape and tape automation, virtual storage and open SANs (storage area networks) -- effectively manage the explosion of information, and save time, money and resources. StorageTek, with headquarters in Louisville, Colo.,reported revenue of $2.4 billion in 1999. Information on StorageTek is available at www.storagetek.com or phone 800.786.7835.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



 Date: December 7, 2000                Storage Technology Corporation




                                       By: /s/  Thomas G. Arnold,
                                           Vice President,
                                           Corporate Controller